                                                                     Exhibit 4.1

                  FOURTH AMENDMENT TO COMPETITIVE ADVANCE AND
                  -------------------------------------------
                      REVOLVING CREDIT FACILITY AGREEMENT
                      -----------------------------------

      THIS AMENDMENT is entered into as of December 14, 1993, among SOUTHWEST AIRLINES CO., a Texas corporation (the "COMPANY"), the banks listed on the signature pages hereof ("BANKS"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION (formerly TEXAS COMMERCE BANK, NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, "AGENT"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Funds Administrator (in such capacity, "FUNDS ADMINISTRATOR"), and CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity, "AUCTION ADMINISTRATION AGENT").

      The Company, Banks, Agent, Funds Administrator and Auction Administration Agent have entered into the Competitive Advance and Revolving Credit Facility Agreement dated as of December 14, 1990 (as amended as of April 4, 1991, December 14, 1991, and December 14, 1992, and as further renewed, extended, amended, or supplemented, the "CREDIT AGREEMENT"). Pursuant to SECTION 2.20 of the Credit Agreement, the Company has provided Agent with Notice of Extension requesting an extension of the Termination Date, and Agent has notified the Banks of the contents thereof. The Company also has requested certain amendments to the Credit Agreement in order add The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A. as Banks, each with a Commitment of $25,000,000.

      NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Banks, Agent, Funds Administrator and Auction Administration Agent agree as follows:

      1. Unless otherwise specified herein, terms defined in the Credit Agreement have the same meaning when used herein and all references to "Sections" and "Schedules" are references to sections and schedules of or to the Credit Agreement.

      2. The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A. are hereby added as Banks, effective April 12, 1994, and the Commitment of each of them as of that date is $25,000,000.

      3. Effective April 12, 1994, wherever in the Agreement and Exhibits thereto "$250,000,000" appears, it is hereby amended to be "$300,000,000," and wherever "Two Hundred Fifty Million" appears, it is hereby amended to be "Three Hundred Million."

      4. The definition of Original Termination Date in SECTION 1.101 of the Credit Agreement is amended to read "December 14, 1996," instead of "December 14, 1995."

      5. SCHEDULE I is amended, effective April 12, 1994, to add the following information with respect to The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A.:

          NAME             LENDING OFFICE                      NOTICE
          ----             --------------                      ------

                                                              INFORMATION
                                                              -----------
THE BOATMEN'S NATIONAL     The Boatmen's National Bank        The Boatmen's National Bank
BANK OF ST. LOUIS          800 Market Street                  800 Market Street
                           St. Louis, MO 63166-0236           St. Louis, MO 63166-0236
                                                              Attn: Dwight D. Erdbruegger,
                                                               Vice President
                                                              (314)466-7053
                                                              (314)466-6499 FAX

FIRST SECURITY BANK OF     First Security Bank of Utah        First Security Bank of Utah
UTAH, N.A.                 15 East 100 South                  15 East 100 South
                           2nd Floor                          2nd Floor
                           Salt Lake City, UT 84111           Salt Lake City, UT 84111
                                                              Attn: Jeffrey J. Jensen,
                                                                Vice President
                                                              (801)246-5019
                                                              (801)246-5532 FAX

          6. Effective December 14, 1993, the definition of Facility Fee Percentage in SECTION 1.01 of the Agreement is hereby amended to read as follows:

          "Facility Fee Percentage" means the following percentages in the
          ------------------------
    following contexts:

              Company's senior unsecured long-term debt as rated by Standard & Poors Corporation
              ("S&P") or Moody's Investor Service, Inc.,
              ("MOODY'S"), whichever is higher

                                                       Percentage
                                                       ----------
                       A or above                           .1625
                       A- or BBB+/1/                        .1875
                       BBB/2/ or below                      .2875

          7. Effective December 14, 1993, SECTION 2.09(A)(II) is amended in its entirety as follows:

    _________________________
          /1/BBB+ is the S&P rating designation. The rating from Moody's which corresponds to BBB+ is Baa1.

          /2/BBB is the S&P rating. The rating from Moody's which corresponds to BBB is Baa2.

           (ii)  the LIBO Rate for the Interest Period in effect for such Loan
(A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to SECTION 2.02(B) or (B) plus, in the case of each Committed Loan, 0.30% per annum (or 0.425% per annum if the Company's senior unsecured long-term debt is rated BBB or lower by Standard & Poor's Corporation and Baa2 or lower by Moody's Investor Service, Inc.).

      8. Effective December 14, 1993, SECTION 2.09(B)(II) is amended in its entirety as follows:

           (ii) the CD Rate for the Interest Period in effect for such Loan, plus 0.50% per annum (or 0.625% per annum if the Company's senior unsecured long-term debt is rated BBB or lower by Standard & Poor's Corporation and Baa2 or lower by Moody's Investor Services, Inc.).

      9. Effective December 14, 1993, the "90" on the first line of SECTION 5.10(A) is amended to be "120".

      10.  CONDITIONS PRECEDENT.  The foregoing shall not become effective until
           ---------------------
all of the following conditions have been satisfied:

           (a) Each of The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A. shall have received a Committed Note, and each Bank shall have received a Competitive Note, properly dated and executed by the Company payable to the order of such Banks, in the amount of its Commitment, in the case of the Committed Notes to The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A., and in the amount of the Total Commitment in the case of the Competitive Notes to all Banks.

           (b) (i) Agent shall have received, in sufficient copies for each Bank, a copy of this amendment executed by the Company together with Officers' Certificates dated the date hereof certifying inter alia, (A) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions pursuant to the Credit Agreement as amended hereby, (B) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (C) the truth as of the date first written above of the representations and warranties made by the Company in the Credit Agreement, as amended hereby, and (D) the absence of the occurrence and continuance of any Default or Event of Default; (ii) Existence and Good Standing Certificates of the Company, from the Secretary of State and the Comptroller of Public Accounts of Texas; (iii) completed Administrative Questionnaires from The Boatmen's National Bank of St. Louis and First Security Bank of Utah, N.A.; (iv) the written opinion of counsel to the Company substantially in the form set out as EXHIBIT E-1 to the Credit Agreement, modified to include the transactions contemplated hereby; and (v) the written opinion of counsel for Agent and Banks substantially in the form set out as EXHIBIT E-2 to the Credit Agreement, modified to include the transactions contemplated hereby.

      11.  RATIFICATIONS.  Except as herein specifically amended and modified,
           --------------
(a) the Credit Agreement is unchanged and continues in full force and effect, and (b) the Company hereby confirms and ratifies the Credit Agreement's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set out herein in full.

      12.  REPRESENTATIONS AND WARRANTIES.  The Company hereby represents and
           -------------------------------
warrants to Banks, Agent, Funds Administrator, and Auction Administration Agent that (a) this amendment and the Loan Papers to be delivered hereunder have been duly executed and delivered by the Company, (b) no action of, or filing with, any Tribunal is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Company of this amendment and the Loan Papers to be delivered hereunder, (c) this amendment and the Loan Papers to be delivered hereunder are valid and binding upon the Company and are enforceable against the Company in accordance with their respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar Laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Company of this amendment and the Loan Papers to be delivered hereunder do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Company is a party or by which the Company is bound,
(e) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Paper are true and correct in all material respects on and as of the date of execution hereof as though made as of the date of execution hereof, and (f) as of the date of this amendment, no default or Event of Default has occurred and is continuing.

      13.  REFERENCES.  All references in the Loan Papers to the Credit
           -----------
Agreement shall refer to the Credit Agreement as amended by this amendment, and, because this amendment is a "LOAN PAPER" referred to in the Credit Agreement, then the provisions relating to Loan Papers set forth in the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.

      14.  COUNTERPARTS.  This amendment may be executed in a number of
           -------------
identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

      15.  PARTIES BOUND.  This amendment shall be binding upon and shall inure
           --------------
to the benefit of the Company, Agent, and each Bank, and, subject to SECTION 8.11, their respective successors and assigns.

      16.  ENTIRETY.  THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY,
           ---------
AND THE OTHER LOAN PAPERS REPRESENT THE FINAL

CREDIT AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.  SIGNATURE PAGES FOLLOW.]

     EXECUTED as of the date and year first stated above.

                              SOUTHWEST AIRLINES CO.


                              By /s/  John D. Owen
                                 -------------------------------------
                                 John D. Owen
                                 Treasurer



$70,000,000                   TEXAS COMMERCE BANK NATIONAL
                               ASSOCIATION, individually, as
                               Agent and as Funds Administrator


                              By /s/ Mark J. Denton
                                 -------------------------------------
                                 Mark J. Denton, Senior Vice
                                 President


                              CHEMICAL BANK, as Auction
                              Administration Agent


                              By /s/ Janet Beldin
                                 -------------------------------------
                                 Janet Beldin, Vice President

$45,000,000                   NATIONSBANK OF TEXAS, N.A.


                              By /s/ Donald L. Harrison Jr.
                                 -------------------------------------
                                 Donald L. Harrison Jr., Senior Vice
                                 President

$40,000,000                   BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                              By /s/ Patrick P. Horan
                                 -------------------------------------
                              Patrick P. Horan, Senior Vice President



$40,000,000                   BANK ONE, TEXAS, N.A.


                              By /s/ Michael R. Silverman
                                 -------------------------------------
                                 Michael R. Silverman, Vice President



$30,000,000                   FIRST INTERSTATE BANK OF
                              TEXAS, N.A.


                              By /s/ Connor J. Duffey
                                 -------------------------------------
                                 Connor J. Duffey, Vice President



$25,000,000                   THE FIRST NATIONAL BANK OF CHICAGO


                              By /s/ David Dixon
                                 -------------------------------------
                                 David Dixon, Vice President



$25,000,000                   THE BOATMEN'S NATIONAL BANK OF
                              ST. LOUIS


                              By /s/ Dwight D. Erdbruegger
                                 -------------------------------------
                                 Dwight D. Erdbruegger, Vice President

$25,000,000                   FIRST SECURITY BANK OF UTAH, N.A.


                              By /s/ Jeffrey J. Jensen
                                 -------------------------------------
                                 Jeffrey J. Jensen, Vice President